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EXHIBIT 10.3


                              TRADEMARK AGREEMENT


                 THIS TRADEMARK AGREEMENT dated as of the 31st day of January, 1997, is by and among Ralcorp Holdings, Inc., a Missouri corporation ("Ralcorp"), New Ralcorp Holdings, Inc., a Missouri corporation wholly owned by Ralcorp ("New Ralcorp"), and Chex Inc., a Delaware corporation ("Branded Subsidiary").

                              W I T N E S S E T H:

                 WHEREAS, Ralcorp, and General Mills, Inc., a Delaware corporation ("Acquiror"), and General Mills Missouri, Inc., a Missouri corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Merger dated August 13, 1996 (as amended from time to time, the "Merger Agreement") pursuant to which Merger Sub is being merged with and into Ralcorp immediately after the consummation of the transactions contemplated hereby (the "Merger"); and

                 WHEREAS, in connection with the Merger, the parties hereto desire to transfer or license certain intellectual property assets to each other on the terms and conditions set forth in (i) that certain Technology Agreement by and between Ralcorp, New Ralcorp and Branded Subsidiary dated as of the date hereof (the "Technology Agreement") and (ii) this Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1.       Definitions

         a. The term "Trademarks" shall mean and include trademark(s), service mark(s), trade dress, and copyright(s) and all registrations and applications for registrations relating thereto; however, the term "trademark" shall mean only a word, symbol or device registrable as a trademark under the trademark laws.

         b. The term "Designated Products" shall mean cereals, cereal based snacks and snack mixes, and products which are identical to or substantially similar in form or in overall appearance to those products, which have been offered for sale in connection with any form of the CHEX trademark or the COOKIE CRISP trademark prior to the date hereof, whether or not any of such products are (i) similar in flavor to those products which have been offered for sale in connection with such trademarks or (ii) used in association with ingredients (e.g., raisins) different from the ingredients used in the products which have been offered for sale in connection with such trademarks; provided, however, that this term shall not include the hexagonally
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                 shaped products currently sold under the CRISPY HEXAGON
                 designation or those wheat cereals denominated or described as SHREDDED WHEAT and similar in nature to other shredded wheat products currently offered by other cereal manufacturers.

         c. The term "Private Label Trademark(s)" shall mean those trademarks and trade names owned by a grocery retailer, a wholesaler, or broker, which is not a cereal producer or primarily in the cereal business, which are used by such persons or entities to identify grocery products sold by such parties or entities and in which New Ralcorp (as successor by merger to Ralston Foods, Inc. ("Foods")) and its Affiliates have no rights, except for the right to produce products utilizing such Trademarks and trade names for such parties or entities or their licensees, but which shall not, in any event, include any Trademark or trade name described in
                 Section 2(d)(i) or Section 2(d)(ii) hereinbelow.

         d. The term "Reorganization Agreement" shall mean the Agreement by this name dated as of the date hereof by and among Ralcorp, New Ralcorp, Foods, Branded Subsidiary, and Acquiror.

         e. The term "Control Brand" shall mean those Trademarks and trade names which (i) are utilized by New Ralcorp and/or its subsidiaries on a line of products, the vast majority of which are sold utilizing Private Label Trademarks, which are typically offered by New Ralcorp to re-sellers of grocery products who normally do not utilize their own Private Label Trademarks on such grocery products, in lieu of a Private Label Trademark on such products and (ii) New Ralcorp and/or its subsidiaries do not themselves advertise to consumers.

         f. All other capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

2.       Trademark Assignments and Licenses

         a. New Ralcorp on behalf of itself and its subsidiaries, other than Branded Subsidiary, hereby assigns and agrees to cause any applicable subsidiaries to assign, effective as of the Distribution Date, to the Branded Subsidiary all of New Ralcorp's and its subsidiaries' rights, title and interest, together with all of the goodwill associated therewith, in (i) the Trademarks and recipe names listed on Schedule 2(a) attached hereto and registrations and applications for registrations related to the trademarks listed in Schedule 2(a), and (ii) any other Trademarks, other than the RALSTON, RALSTON FOODS, and red, stylized R trademarks (collectively, the "Ralston Trademarks") and the SUN FLAKES and SPIDERMAN Trademarks, previously used or currently owned by New Ralcorp or licensed to New Ralcorp (as successor by merger to Foods) or its subsidiaries which are or have been almost always associated with the Branded Business or intended almost always for use therein (collectively, the Trademarks described in this Section 2(a) constitute the "Branded




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                 Trademarks").  New Ralcorp hereby grants (without assuming any liability, as to Puerto Rico, that may arise as a result of or in connection with such grant, including, without limitation, with respect to the Distributorship Agreement), effective as of the Distribution Date, to Branded Subsidiary a non-exclusive royalty free right to use the Ralston Trademarks in the United States, its territories and possessions and the Commonwealth of Puerto Rico and military installations on any product packaging, promotional or advertising materials for a period of one (1) year following the Distribution Date; provided however, that such term may be extended (for a period of no more than one (1) additional year) for the purpose of permitting the Branded Subsidiary to use, sell or otherwise dispose of product packaging and advertising or promotional materials that remain on hand on the one year anniversary of the Distribution Date. The Branded Subsidiary, on behalf of itself and its Affiliates and subsidiaries, hereby agrees that it will (i) make reasonable efforts to conclude the use of such product packaging and promotional and advertising materials by the one year anniversary of the Distribution Date and (ii) not place any orders for such product packaging and advertising or promotional materials at any time after the one year anniversary of the Distribution Date. Nothing herein shall prevent the Branded Subsidiary from ordering such product packaging and promotional and advertising materials within the initial one (1) year period following the Distribution Date.

         b. Ralcorp hereby assigns to New Ralcorp all of Ralcorp's rights, title and interest, together with all the goodwill associated therewith, in and to (i) the trademarks listed on Schedule 2(b) attached hereto and registrations and applications for registrations related thereto and (ii) any other Trademarks owned by Ralcorp, other than the Branded Trademarks (collectively, the Trademarks described in this Section 2(b) constitute the "Other Trademarks").

         c. Each of Ralcorp and the Branded Subsidiary hereby acknowledge and agree that New Ralcorp, or its Affiliates and subsidiaries, will retain, and that neither Ralcorp, nor the Branded Subsidiary will have any rights in the Other Trademarks, except, as otherwise provided in Section 2(a), with respect to use of the Ralston Trademarks.

         d. New Ralcorp, on behalf of itself and its Affiliates hereby acknowledges and agrees that neither it nor any of them will retain nor will they have any rights to the Branded Trademarks. For the respective periods set out below, New Ralcorp, on behalf of itself and its present and future Affiliates, further agrees, and shall cause such Affiliates to agree, that New Ralcorp and such Affiliates shall not directly or indirectly use (including, without limitation, any use in connection with any Private Label Trademark or Control Brand products, any contract packing arrangement or otherwise in connection with producing product for third parties), register, seek to register, license or otherwise grant rights in any of the following Trademarks or statements, as the case may be, in any state, country or territory anywhere in the world:





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                          (i)     the Branded Trademarks and any Trademarks or
                          trade names confusingly similar to any of such Branded Trademarks, including, with respect to cereals and snack mixes, without any limitation of the generality of the foregoing, any one syllable Trademark or trade name concluding with an "EX" type sound; provided, however, that nothing in this Agreement shall prevent New Ralcorp or its Affiliates from using (A) the Branded Trademarks in connection with any legally permissible comparative advertising or (B) the word "mix" in or in connection with any Trademark or trade name otherwise permitted to be used hereunder for any cereal, snack mix or snack mix recipe;

                          (ii) with respect to the Designated Products, (A) PURINA, CHECKERBOARD, any checkerboard or checkered logo or symbol, and any Trademarks or trade names confusingly similar to any of the foregoing trademarks or (B) any statement which indicates (x) that any CHEX-type ready to eat cereal Designated Products were produced at any time prior to the Distribution Date or (y) that any other Designated Products were produced at any time prior to the date which is 18 months after the Distribution Date, in either case (x) or (y), by Ralston Purina Company ("RP Co.") or Foods or New Ralcorp or their Affiliates; and

                          (iii) with respect to the Designated Products, any trademarks or trade names, other than Private Label Trademarks.

                 The obligations set forth in Section 2(d)(i) shall continue and remain in effect as long as the Branded Subsidiary and its Affiliates, successors in interest, assigns and licensees shall not have abandoned all use of the applicable Branded Trademark and all Trademarks confusingly similar thereto and all registrations for such applicable Branded Trademark and all Trademarks confusingly similar thereto shall not have expired. The obligations set forth in Section 2(d)(ii) shall continue and remain in effect as long as the Branded Subsidiary and its Affiliates, successors in interest, assigns and licensees shall not have permanently discontinued (which shall be deemed to have occurred if any such Designated Product shall not have been offered for sale for a period of two (2) consecutive years or more unless such discontinuance is a result of a force majeure event) offering all products which are identical to or substantially similar to the applicable Designated Product. The obligations set forth in
                 Section 2(d)(iii) shall continue and remain in effect for a period of three (3) years from the Distribution Date; provided, however, that (A) commencing two (2) years after the Distribution Date, New Ralcorp shall have the right to use the Ralston Trademarks as a Control Brand (provided that all requirements of Section 2(d)(i) and Section 2(d)(ii) are met), and any other Control Brands which otherwise comply with the requirements of this Section 2(d), in connection with any Designated Product, and (B) commencing three (3) years after the Distribution Date, New Ralcorp shall have the right to use the Ralston Trademarks in connection with the Designated Products (without limiting its rights





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                 to use the Ralston Trademarks on any other products) only as a house brand in the same manner as it does for its other cereal products and only on the conditions that the Ralston
                 Trademarks are less prominently displayed than the primary trademark or product name in all uses on the principal display panels of the products and in advertising thereof, and the other requirements of Section 2(d)(i) and Section 2(d)(ii) are otherwise satisfied and the Ralston Trademarks shall not be used as part of the product name. Notwithstanding the foregoing, the restrictions contained in Section 2(d)(iii) hereinabove shall not in and of themselves restrict in any manner whatsoever, the use of any pre-existing Trademarks or Trademarks confusingly similar thereto, in the business of any third party which may acquire New Ralcorp or its Affiliates through a merger, consolidation or other acquisition transaction. All of the foregoing provisions of this paragraph (d) are subject to the terms of the Technology Agreement which shall control in the event of any conflict, difference or ambiguity existing between this Agreement and the Technology Agreement.

         e. All assignments made pursuant to this Trademark Agreement by Ralcorp are on a quitclaim basis. All grants and assignments made by New Ralcorp are made on the same basis as set forth in the Merger Agreement and the Reorganization Agreement with respect to Intellectual Property. The Branded Subsidiary hereby acknowledges that it has assumed limitations, undertakings and liabilities related to the Branded Trademarks pursuant to, and in accordance with, the terms of the Reorganization Agreement, including, without limitation, such limitations, undertakings and liabilities arising out of that certain Trademark Agreement dated as of March 31, 1994 (which has not been amended since such date other than the amendment dated March 28, 1995) by and between Ralcorp and Ralston Purina Company (the "Prior Trademark Agreement") which agreement is attached hereto as Exhibit A. New Ralcorp hereby acknowledges that it has assumed limitations, undertakings and liabilities related to the Other Trademarks pursuant to, and in accordance with, the terms of the Reorganization Agreement, including, without limitation, the limitations, undertakings and liabilities arising out of the Prior Trademark Agreement.

         f. U.S. and Canadian assignments in recordable form, as applicable, relating to the Branded Trademarks shall be delivered effective as of the Distribution Date to the Branded Subsidiary at Closing. To the extent registrations and/or applications relating to the Branded Trademarks exist in more than one country, a single multi-country assignment shall be delivered effective as of the Distribution Date to the Branded Subsidiary at Closing. At the Branded Subsidiary's request and expense, separate country-specific assignments will be delivered to the Branded Subsidiary or its designee at a reasonable time following each such request. All taxes, transfer fees and other costs required to record title to the Branded Trademarks shall be borne by the Branded Subsidiary.

         g. U.S. and Canadian assignments in recordable form, as applicable, relating to the Other Trademarks shall be delivered effective as of the Distribution Date to New





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                 Ralcorp at Closing.  To the extent registrations and/or
                 applications relating to the Other Trademarks exist in more than one country, a single multi-country assignment shall be delivered effective as of the Distribution Date to New Ralcorp at Closing. At New Ralcorp's request and expense, separate country-specific assignments will be delivered to New Ralcorp at a reasonable time following each such request. All taxes, transfer fees and other costs required to record title to the Other Trademarks shall be borne by New Ralcorp.

         h. If for any reason a Trademark required to be assigned to the Branded Subsidiary hereunder cannot be assigned without also assigning rights used in or associated with businesses not related to the Branded Business, the parties will work together in good faith to accomplish the goal that such Trademark will reside in the Branded Subsidiary, or its designee, for Branded Business purposes and, if for any reason, a Trademark required to be assigned to New Ralcorp hereunder cannot be assigned without also assigning rights used in or associated with the Branded Business, the parties will work together in good faith to accomplish the goal that such Trademark will reside in the Branded Subsidiary for purposes of the Branded Business and in New Ralcorp or its designee for other purposes.

3.       License Agreements and Contracts.

         a. To the extent assignable without third-party consent, and, if not, to the extent such consents have been obtained heretofore, the license agreements and contracts listed on
                 Schedule 3(a) attached hereto (which Schedule 3(a) shall include all license agreements and contracts related to the Branded Trademarks, including those that may have been entered into from and after August 13, 1996, in accordance with the terms of the Merger Agreement) and related to the rights in the Branded Trademarks between New Ralcorp and unaffiliated third parties are hereby assigned, effective as of the Distribution Date, to the Branded Subsidiary. Branded Subsidiary hereby acknowledges that, effective as of the Distribution Date, it has assumed the obligations under the license agreements and other contracts listed on Schedule 3(a) pursuant to and in accordance with the terms of the Reorganization Agreement. To the extent they are non-assignable, New Ralcorp shall use reasonable efforts to place the Branded Subsidiary in the same position as the Branded Subsidiary would have been had the rights under such agreements been assigned.

         b. To the extent assignable without third-party consent, and, if not, to the extent such consents have been obtained heretofore, the license agreements and contracts related to the rights in the Other Trademarks between Ralcorp and unaffiliated third parties are hereby assigned, effective as of the Distribution Date, to New Ralcorp. New Ralcorp hereby acknowledges that, effective as of the Distribution Date, it has assumed the obligations under such license agreements and other contracts pursuant to and in accordance with the terms of the Reorganization Agreement. To the extent they are non-assignable, Ralcorp shall use reasonable efforts to place New Ralcorp





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                 in the same position as New Ralcorp would have been had the rights under such agreements been assigned.

4.       Scope and Modification.

         Except as set forth in the Technology Agreement, the Merger Agreement and the Reorganization Agreement, each of which shall control in the event of any conflict, this Trademark Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. None of the terms of this Trademark Agreement may be waived or modified except as expressly agreed to, in writing, by each of the parties or their Affiliates.

5.       Successors and Assigns.

         This Trademark Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and each of their respective successors and assigns.

6.       Interpretation.

         The section headings contained in this Trademark Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Trademark Agreement.

7.       Counterparts.

         This Trademark Agreement may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

8.       Governing Law.

         This Trademark Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri.

9.       Additional Documents.

         The parties agree to execute or cause to be executed such additional documents as may be reasonably required to give effect to their undertakings in this Trademark Agreement.

10.      Dispute Resolution.

         The dispute resolution provisions of Article XII of the Reorganization Agreement will control in the event of any dispute in relation to this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Trademark
Agreement as of the date first above written.

                                        RALCORP HOLDINGS, INC.

                                        By:  /s/ J. R. Micheletto
                                           -----------------------------------
                                        Name:  J. R. Micheletto
                                        Title: Chief Executive Officer and
                                               President


                                        NEW RALCORP HOLDINGS, INC.

                                        By:  /s/ J. R. Micheletto
                                           -----------------------------------
                                        Name:  J. R. Micheletto
                                        Title: Chief Executive Officer and
                                               President

                                        CHEX INC.

                                        By:  /s/ R. W. Lockwood
                                           -----------------------------------
                                        Name:  R. W. Lockwood
                                        Title: President





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